Exhibit 99.1

Verdant Ventures Advisors, LLC Formation

New venture fund will provide access to capital for select clients and universities

Tampa, FL — (Business Wire) – April 14, 2010 – Innovaro (NYSE Amex: INV), a comprehensive innovation solution company, is pleased to announce the formation of Verdant Ventures Advisors, LLC, an independently managed technology transfer venture fund.

“Verdant Ventures will enable Innovaro clients to have access to capital that we believe will help facilitate the transfer of technologies that have not yet attained a certain milestone or level of development maturity. The underlying goal of this relationship is to further increase our clients’ commercialization success rates as well as increase the frequency of technology licensing for the Company,” states Doug Schaedler, CEO of Innovaro.

“The opportunity to leverage the extensive resources and university relationships held by Innovaro will enable Verdant Ventures Advisors to source exciting cutting edge technologies which will one day, I hope, improve the human condition”, said John Micek, an Innovaro board member, Managing Partner of Verdant Ventures and Managing Director of Silicon Prairie Partners.

Verdant Ventures will take advantage of Innovaro’s breadth and depth of contacts and networks with university technology transfer offices, medical centers, federal research laboratories and corporations.

Additional members of the Verdant Ventures management and advisory team will include:

•	Greg Bailey, Managing Partner, Palantir Group, Inc, a London-based biotech merchant bank

•	Mark Berset, CEO of Comegys Insurance, a family owned agency recognized as one of the largest independent insurance agencies in the US, and an Innovaro Board member

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John Bowmer, former Chairman, Chief Executive of Adecco SA, the world’s biggest staffing company, and named 2005 London Business School Alumnus of the Year. He is now Chairman and an investor in several private and public companies

•	Lara Druyan, General Partner at Allegis Capital, a member of the Chicago Science Group for the University of Chicago, and named as one of the “2009 Women of influence in Silicon Valley”

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Jim Ellison is Managing Partner at Compass Capital, a boutique merchant banking and advisory firm serving privately held emerging companies in IT and life sciences, and Managing Director at Pearl Street Capital Group, a leading asset management firm that creates and manages private equity fund investment

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Karen LeVert, CEO and founder of Southeast TechInventures (STI), a Research Triangle-based technology accelerator focused on developing and transitioning the most promising technologies from university labs to commercial applications

•	Michael Lyons, Consulting Associate Professor at Stanford University School of Engineering, and started numerous government lab-based technology spinouts

•	Masaru Sakamoto, Silicon Valley based International Business Consultant and formerly senior executive for business development and equity investments for NEC USA subsidiaries and NEC Corporation

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About Innovaro

UTEK Corporation, dba Innovaro®, is the only public company offering a comprehensive end-to-end innovation solution. With fully scalable solutions, whether for a global 1000 company or small R&D lab or university scientist, we help our clients create breakthrough innovation, realize latent value in their IP and accelerate their innovations to market. Leading companies trust us to create profitable growth, new revenue streams, enduring capabilities and lasting value through innovation. – NYSE Amex: INV - www.innovaro.com

About Verdant Ventures

Verdant Ventures LLC intends to create investor value based on its unique global access to breakthrough technologies. Verdant seeks to reduce the risk of investing in early stage opportunities by utilizing its relationships with companies which specialize in technology-transfers. It adds value to early stage technologies by advising management teams and by continuing the development of the acquired science. Verdant also seeks to formulate and implement market strategies, which may include out-licensing, selling or incorporating a new dedicated company.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward looking statements can generally be identified as such because the context of the statement will include words such as UTEK “expects,” “should,” “believes,” “anticipates” or words of similar import. Certain factors could cause actual results to differ materially from those projected in these forward looking statements and these factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This press release is available on our website www.innovaro.com

Contacts:

UTEK Corporation

Lesley Cohen

lcohen@hrosepr.com

202-294-6770